Exhibit 5.1

314.444.7600 (direct) 314.241.6056 (fax) www.lewisrice.com	Attorneys at Law	600 Washington Avenue Suite 2500 St. Louis, Missouri 63101

October 7, 2019

BellRing Brands, Inc.

2503 S. Hanley Road

St. Louis, Missouri 63144

RE:	Registration Statement No. 333-233867 on Form S-1

Ladies and Gentlemen:

We have acted as counsel to BellRing Brands, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance and sale by the Company of up to 34,500,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common”), including 4,500,000 shares of Class A Common, if any, to cover the exercise of an option to purchase additional shares, as described in the Company’s registration statement on Form S-1 (No. 333-233867) (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2019 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The shares of Class A Common to be registered by the Company pursuant to the Registration Statement are referred herein as the “Shares.”

This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of the Commission’s Regulation S-K, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, including the prospectus contained therein, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and the Securities Act, and we express no opinion with respect to any other laws.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the form of Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement, which is to be filed with the Secretary of State of the State of Delaware prior to the completion of the issuance and sale of the Shares; (ii) the form of Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.2 to the Registration Statement, which are to be effective upon the completion of the issuance and sale of the Shares; (iii) certain resolutions of the board of directors of the Company relating to the issuance, sale and registration of the Shares under the Registration Statement and to the formation transactions described in the Registration Statement; (iv) the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement on October 7, 2019; and (v) the Registration Statement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Company.

BellRing Brands, Inc.

October 7, 2019

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the legal capacity of natural persons who are signatories to the documents examined by us; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and the legal power and authority of all persons (other than officers of the Company) signing on behalf of the parties to all documents.

Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, and, when the Shares shall have been duly registered on the books of the transfer agent or registrar therefor in the name of or on behalf of the purchasers, and have been issued by the Company against payment therefor as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm contained in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.

Sincerely,

LEWIS RICE LLC

/s/ Lewis Rice LLC